Filed pursuant to Rule 424(b)(3)
Registration No. 333-212540
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Common Stock, par value $0.005 per share	20,109,131	$0	$0	$0

(1)
The shares of common stock offered by this prospectus supplement were previously registered for resale pursuant to a prospectus supplement dated June 10, 2015 (the “Prior Resale Prospectus”) and the accompanying base prospectus filed pursuant to a shelf registration statement on Form S-3 (No. 333-189818), which was filed by the registrant on July 5, 2013. The Prior Resale Prospectus covered 20,109,131 shares of common stock, all of which remain unsold. Pursuant to Rule 415(a)(6) and/or Rule 457(p) under the Securities Act of 1933, as amended, no additional fee has been paid with respect to these shares of common stock.

PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED JULY 15, 2016
lululemon athletica inc.
20,109,131 Shares of Common Stock
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The selling stockholders identified in this prospectus supplement are offering up to 20,109,131 shares of our common stock, par value $0.005 per share. Some of these shares of common stock have been issued or are issuable to selling stockholders upon exchange of an equivalent number of the exchangeable shares of Lulu Canadian Holding, Inc. (an indirect wholly-owned subsidiary of ours that we refer to as “Lulu Canada” in this prospectus supplement). We will not receive any proceeds from the sale of shares being sold by the selling stockholders.
The shares of common stock offered by this prospectus supplement were previously registered for resale pursuant to a prospectus supplement dated June 10, 2015 and the accompanying base prospectus filed pursuant to a shelf registration statement on Form S-3 (No. 333-189818), which we filed on July 5, 2013. Because more than three years have elapsed, we have filed a new shelf registration statement on Form S-3 (No. 333-212540) to cover unsold securities covered by the prior shelf registration statement. This prospectus supplement is being filed in connection with our filing of the new shelf registration statement.
The selling stockholders may sell the shares of common stock from time to time in the open market, on the Nasdaq Global Select Market, in privately negotiated transactions or a combination of these methods, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or otherwise as described under the section of this prospectus supplement titled “Plan of Distribution.”
Our common stock is listed on the Nasdaq Global Select Market under the symbol “LULU.” On July 14, 2016, the last sale price of our common stock was $77.42 per share on the Nasdaq Global Select Market.
Investing in our securities involves risks. See “Risk Factors” on page S-4. You should carefully read and evaluate the risk factors contained in this prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement.
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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
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The date of this prospectus supplement is July 15, 2016.

About this Prospectus Supplement
This prospectus supplement incorporates by reference important business and financial information about us that is not included in or delivered with this document. This information, other than exhibits to documents that are not specifically incorporated by reference in this prospectus supplement, is available to you without charge upon written or oral request to lululemon at the address or telephone number indicated in the section titled “Where You Can Find More Information” in this prospectus supplement.
This document is in two parts. The first part is this prospectus supplement, which contains specific information about the selling stockholders and the terms on which the selling stockholders are offering and selling shares of our common stock. The second part is the accompanying prospectus dated July 15, 2016, which contains and incorporates by reference important business and financial information about us and other information about the offering.
You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any free writing prospectus. We have not, and the selling stockholders have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the selling stockholders are not, making an offer to sell the common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in either this prospectus supplement or the accompanying prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.
Before you invest in our common stock, you should carefully read the registration statement (including the exhibits thereto) of which this prospectus supplement and the accompanying prospectus form a part, this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and accompanying prospectus. The incorporated documents are described under “Where You Can Find More Information.”
For purposes of this prospectus supplement, unless otherwise indicated or the context otherwise requires, all references herein to “lululemon,” “we,” “us,” and “our,” refer to lululemon athletica inc., a Delaware corporation, and our subsidiaries.

Summary
This summary highlights information contained elsewhere in this prospectus supplement but might not contain all of the information that is important to you. Before investing in our common stock, you should read the entire prospectus supplement carefully, including the section titled “Risk Factors,” as well as the information in the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, including our financial statements and the notes thereto included in our filings with the Securities and Exchange Commission and incorporated into this prospectus supplement and the accompanying prospectus by reference.
Our Company
lululemon is a designer, distributor, and retailer of healthy lifestyle inspired athletic apparel. Since our inception, we have developed a distinctive corporate culture, and we have a mission to produce products which create transformational experiences for people to live happy, healthy, fun lives. We promote a set of core values in our business which include, developing the highest quality products, operating with integrity, leading a balanced and fun life, and nurturing entrepreneurial spirit. These core values attract passionate and motivated employees who are driven to succeed and share our purpose of “elevating the world from mediocrity to greatness.”
Our healthy lifestyle inspired athletic apparel is marketed under the lululemon athletica and ivivva athletica brand names. We offer a comprehensive line of apparel and accessories for women, men and female youth. Our apparel assortment includes items such as pants, shorts, tops and jackets designed for healthy lifestyle and athletic activities such as yoga, running, other sweaty pursuits, and athletic wear for female youth.
Our principal executive offices are located at 1818 Cornwall Avenue, Vancouver, British Columbia, Canada V6J 1C7, and our telephone number at that location is (604) 732-6124. Our website address is www.lululemon.com. Our website address is provided in this prospectus supplement as an inactive textual reference only. Information contained on our website is not deemed part of this prospectus supplement, the accompanying prospectus, or the registration statement of which this prospectus supplement and the accompanying prospectus form a part.
The Offering
Securities offered by the

Selling Stockholders	20,109,131 shares of our common stock.

Use of Proceeds	We will not receive any proceeds from the sale of common stock by the selling stockholders.

Trading	Our common stock is listed on the Nasdaq Global Select Market under the symbol “LULU.”

Dividend Policy
We have never declared or paid any cash dividends on our common stock and do not anticipate paying any cash dividends on our common stock at this time, as we anticipate that we will reinvest any future earnings in the operation and expansion of our business.

Risk Factors
See the section of this prospectus supplement titled “Risk Factors” and the other information in this prospectus supplement for a discussion of the factors you should carefully consider before deciding to invest in the shares of our common stock being offered by the selling stockholders.

Cautionary Statement Concerning Forward-Looking Statements
This prospectus supplement, the accompanying prospectus and any free-writing prospectus that we may provide to you in connection with an offering of our securities described in this prospectus supplement and the accompanying prospectus, including any information incorporated or deemed incorporated by reference herein or therein, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. You can identify our forward-looking statements by words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “intends,” “may,” “plans,” “potential,” “predicts,” “targets,” “projects,” “should,” “will,” or “would,” or the negative of these terms or other similar expressions that convey the uncertainty of future events or outcomes. Forward-looking statements may include, but are not limited to, statements contained in the sections of this prospectus supplement titled “Summary” and “Risk Factors” and statements appearing elsewhere in this prospectus supplement.
When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus, and any free-writing prospectus.
The forward-looking statements are not guarantees of future performance, and we caution you not to rely unduly on them. We have based many of these forward-looking statements on expectations and assumptions about future events that may prove to be inaccurate. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. Actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. The forward-looking statements relate only to events as of the date on which the statements are made, and we undertake no obligation to update any forward-looking statements for any reason, except as required by law.

Risk Factors
Our past performance may not be a reliable indicator of future performance because actual future results and trends may differ materially depending on a variety of factors, including, but not limited to, the risks and uncertainties discussed below. In addition, historical trends should not be used to anticipate results or trends in future periods. You should consider carefully the risk factors identified below before making an investment in the common stock. Factors that might cause our actual results to differ materially from the forward looking statements discussed elsewhere in this prospectus supplement, as well as affect our ability to achieve our financial and other goals, include, but are not limited to, those set forth below.
Our success depends on our ability to maintain the value and reputation of our brand.
Our success depends on the value and reputation of the lululemon athletica brand. The lululemon athletica name is integral to our business as well as to the implementation of our strategies for expanding our business. Maintaining, promoting and positioning our brand will depend largely on the success of our marketing and merchandising efforts and our ability to provide a consistent, high quality product and guest experience. We rely on social media, as one of our marketing strategies, to have a positive impact on both our brand value and reputation. Our brand and reputation could be adversely affected if we fail to achieve these objectives, if our public image was to be tarnished by negative publicity, if we fail to deliver innovative and high quality products acceptable to our guests, or if we face a product recall. Negative publicity regarding the production methods of any of our suppliers or manufacturers could adversely affect our reputation and sales and force us to locate alternative suppliers or manufacturing sources. Additionally, while we devote considerable efforts and resources to protecting our intellectual property, if these efforts are not successful the value of our brand may be harmed. Any harm to our brand and reputation could have a material adverse effect on our financial condition.
If any of our products are unacceptable to us or our guests, our business could be harmed.
We have occasionally received, and may in the future continue to receive, shipments of products that fail to comply with our technical specifications or that fail to conform to our quality control standards. We have also received, and may in the future continue to receive, products that either meet our technical specifications but that are nonetheless unacceptable to us, or products that are otherwise unacceptable to us or our guests. Under these circumstances, unless we are able to obtain replacement products in a timely manner, we risk the loss of net revenue resulting from the inability to sell those products and related increased administrative and shipping costs. Additionally, if the unacceptability of our products are not discovered until after such products are purchased by our guests, our guests could lose confidence in the technical attributes of our products or we could face a product recall and our results of operations could suffer and our business, reputation, and brand could be harmed.
Our reliance on suppliers to provide fabrics for and to produce our products could cause problems in our supply chain.
We do not manufacture our products or the raw materials for them and rely instead on suppliers. Many of the specialty fabrics used in our products are technically advanced textile products developed and manufactured by third parties and may be available, in the short-term, from only one or a very limited number of sources. For example, Luon fabric, which is included in many of our products, is supplied to the garment factories we use by a limited number of manufacturers, and the components used in manufacturing Luon fabric may each be supplied to our manufacturers by single companies. In fiscal 2015, approximately 65% of our products were produced by our top five manufacturing suppliers, 40% of raw materials were produced by a single manufacturer. We have no long-term contracts with any of our suppliers or manufacturing sources for the production and supply of our fabrics and garments, and we compete with other companies for fabrics, raw materials and production.
We have experienced, and may in the future continue to experience, a significant disruption in the supply of fabrics or raw materials from current sources and we may be unable to locate alternative materials suppliers of comparable quality at an acceptable price, or at all. In addition, if we experience significant increased demand, or if we need to replace an existing supplier or manufacturer, we may be unable to locate additional supplies of fabrics or raw materials or additional manufacturing capacity on terms that are acceptable to us, or at all, or we may be unable to locate any supplier or manufacturer with sufficient capacity to meet our requirements or to fill our orders in a timely manner. Identifying a suitable supplier is an involved process that requires us to become satisfied with its quality control, responsiveness and service, financial stability and labor and other ethical practices. Even if we are able to expand existing or find new manufacturing or fabric sources, we may encounter delays in production and added costs as a result of the time it takes to train our suppliers and manufacturers in our methods, products and quality control standards. Delays related to supplier changes could also arise due to an increase in shipping times if new suppliers are located farther away from our markets or from other participants in our supply chain. Any delays, interruption or increased costs in the supply of fabric or manufacture of our products could have an adverse effect on our ability to meet guest demand for our products and result in lower net revenue and income from operations both in the short and long term.

We operate in a highly competitive market and the size and resources of some of our competitors may allow them to compete more effectively than we can, resulting in a loss of our market share and a decrease in our net revenue and profitability.
The market for technical athletic apparel is highly competitive. Competition may result in pricing pressures, reduced profit margins or lost market share or a failure to grow our market share, any of which could substantially harm our business and results of operations. We compete directly against wholesalers and direct retailers of athletic apparel, including large, diversified apparel companies with substantial market share and established companies expanding their production and marketing of technical athletic apparel, as well as against retailers specifically focused on women’s athletic apparel. We also face competition from wholesalers and direct retailers of traditional commodity athletic apparel, such as cotton T-shirts and sweatshirts. Many of our competitors are large apparel and sporting goods companies with strong worldwide brand recognition, such as Nike, Inc., Adidas AG, The Gap, Inc. and Under Armour, Inc. Because of the fragmented nature of the industry, we also compete with other apparel sellers, including those specializing in yoga apparel and other activewear. Many of our competitors have significant competitive advantages, including longer operating histories, larger and broader customer bases, more established relationships with a broader set of suppliers, greater brand recognition and greater financial, research and development, store development, marketing, distribution and other resources than we do. In addition, our technical athletic apparel is sold at a price premium to traditional athletic apparel.
Our competitors may be able to achieve and maintain brand awareness and market share more quickly and effectively than we can. In contrast to our “grassroots” marketing approach, many of our competitors promote their brands through traditional forms of advertising, such as print media and television commercials, and through celebrity endorsements, and have substantial resources to devote to such efforts. Our competitors may also create and maintain brand awareness using traditional forms of advertising more quickly than we can. Our competitors may also be able to increase sales in their new and existing markets faster than we do by emphasizing different distribution channels than we do, such as catalog sales or an extensive franchise network, as opposed to distribution through retail stores, wholesale or internet, and many of our competitors have substantial resources to devote toward increasing sales in such ways.
In addition, because we hold limited patents and exclusive intellectual property rights in the technology, fabrics or processes underlying our products, our current and future competitors are able to manufacture and sell products with performance characteristics, fabrication techniques and styling similar to our products.
An economic downturn or economic uncertainty in our key markets may adversely affect consumer discretionary spending and demand for our products.
Many of our products may be considered discretionary items for consumers. Factors affecting the level of consumer spending for such discretionary items include general economic conditions, particularly those in North America and other factors such as consumer confidence in future economic conditions, fears of recession, the availability and cost of consumer credit, levels of unemployment and tax rates. As global economic conditions continue to be volatile or economic uncertainty remains, trends in consumer discretionary spending also remain unpredictable and subject to reductions due to credit constraints and uncertainties about the future. Unfavorable economic conditions may lead consumers to delay or reduce purchases of our products. Consumer demand for our products may not reach our targets, or may decline, when there is an economic downturn or economic uncertainty in our key markets, particularly in North America. Our sensitivity to economic cycles and any related fluctuation in consumer demand may have a material adverse effect on our financial condition.
Our sales and profitability may decline as a result of increasing product costs and decreasing selling prices.
Our business is subject to significant pressure on costs and pricing caused by many factors, including intense competition, constrained sourcing capacity and related inflationary pressure, pressure from consumers to reduce the prices we charge for our products and changes in consumer demand. These factors may cause us to experience increased costs, reduce our prices to consumers or experience reduced sales in response to increased prices, any of which could cause our operating margin to decline if we are unable to offset these factors with reductions in operating costs and could have a material adverse effect on our financial conditions, operating results and cash flows.
If we are unable to anticipate consumer preferences and successfully develop and introduce new, innovative and updated products, we may not be able to maintain or increase our sales and profitability.
Our success depends on our ability to identify and originate product trends as well as to anticipate and react to changing consumer demands in a timely manner. All of our products are subject to changing consumer preferences that cannot be predicted with certainty. If we are unable to introduce new products or novel technologies in a timely manner or our new products or technologies are not accepted by our guests, our competitors may introduce similar products in a more timely fashion, which could hurt our goal to be viewed as a leader in technical athletic apparel innovation. Our new products may not receive consumer acceptance as consumer preferences could shift rapidly to different types of athletic apparel or away from these types of products altogether, and our future success depends in part on our ability to anticipate and respond to these changes. Our failure to anticipate and respond in a timely manner to changing consumer preferences could lead to, among other things, lower sales and excess inventory levels. Even if we are successful in anticipating consumer preferences, our ability to adequately react to and address those preferences will in part depend upon our continued ability to develop and introduce innovative, high-quality products. Our failure to effectively introduce new products that are accepted by consumers could result in a decrease in net revenue and excess inventory levels, which could have a material adverse effect on our financial condition.
Our results of operations could be materially harmed if we are unable to accurately forecast guest demand for our products.
To ensure adequate inventory supply, we must forecast inventory needs and place orders with our manufacturers based on our estimates of future demand for particular products. Our ability to accurately forecast demand for our products could be affected by many factors, including an increase or decrease in guest demand for our products or for products of our competitors, our failure to accurately forecast guest acceptance of new products, product introductions by competitors, unanticipated changes in general market conditions, and weakening of economic conditions or consumer confidence in future economic conditions. If we fail to accurately forecast guest demand we may experience excess inventory levels or a shortage of products available for sale in our stores or for delivery to guests.
Inventory levels in excess of guest demand may result in inventory write-downs or write-offs and the sale of excess inventory at discounted prices, which would cause our gross margin to suffer and could impair the strength and exclusivity of our brand. Conversely, if we underestimate guest demand for our products, our manufacturers may not be able to deliver products to meet our requirements, and this could result in damage to our reputation and guest relationships.
Our inability to safeguard against security breaches with respect to our information technology systems could disrupt our operations.
Our business employs systems and websites that allow for the storage and transmission of proprietary or confidential information regarding our business, guests and employees including credit card information. Security breaches could expose us to a risk of loss or misuse of this information and potential liability. We may not have the resources or technical sophistication to be able to anticipate or prevent rapidly evolving types of cyber-attacks. Actual or anticipated attacks may cause us to incur increasing costs including costs to deploy additional personnel and protection technologies, train employees and engage third party experts and consultants. Advances in computer capabilities, new technological discoveries or other developments may result in the technology used by us to protect transaction or other data being breached or compromised. Data and security breaches can also occur as a result of non-technical issues including intentional or inadvertent breach by employees or persons with whom we have commercial relationships that result in the unauthorized release of personal or confidential information. Any compromise or breach of our security could result in a violation of applicable privacy and other laws, significant litigation and potential liability and damage to our brand and reputation or other harm to our business.
Any material disruption of our information systems could disrupt our business and reduce our sales.
We are increasingly dependent on information systems to operate our e-commerce websites, process transactions, respond to guest inquiries, manage inventory, purchase, sell and ship goods on a timely basis and maintain cost-efficient operations. Any material disruption or slowdown of our systems, including a disruption or slowdown caused by our failure to successfully upgrade our systems, system failures, viruses, computer “hackers” or other causes, could cause information, including data related to guest orders, to be lost or delayed which could-especially if the disruption or slowdown occurred during the holiday season-result in delays in the delivery of products to our stores and guests or lost sales, which could reduce demand for our products and cause our sales to decline. If changes in technology cause our information systems to become obsolete, or if our information systems are inadequate to handle our growth, we could lose guests.
If we continue to grow at a rapid pace, we may not be able to effectively manage our growth and the increased complexity of our business and as a result our brand image and financial performance may suffer.
We have expanded our operations rapidly since our inception in 1998 and our net revenue has increased from $40.7 million in fiscal 2004 to $2.1 billion in fiscal 2015. If our operations continue to grow at a rapid pace, we may experience difficulties in obtaining sufficient raw materials and manufacturing capacity to produce our products, as well as delays in production and shipments, as our products are subject to risks associated with overseas sourcing and manufacturing. We could be required to continue to expand our sales and marketing, product development and distribution functions, to upgrade our management information systems and other processes and technology, and to obtain more space for our expanding workforce. This expansion could increase the strain on our resources, and we could experience operating difficulties, including difficulties in hiring, training and managing an increasing number of employees. These difficulties could result in the erosion of our brand image which could have a material adverse effect on our financial condition.

The fluctuating cost of raw materials could increase our cost of goods sold and cause our results of operations and financial condition to suffer.
The fabrics used by our suppliers and manufacturers include synthetic fabrics whose raw materials include petroleum-based products. Our products also include silver and natural fibers, including cotton. Our costs for raw materials are affected by, among other things, weather, consumer demand, speculation on the commodities market, the relative valuations and fluctuations of the currencies of producer versus consumer countries and other factors that are generally unpredictable and beyond our control. Increases in the cost of raw materials, including petroleum or the prices we pay for silver and our cotton yarn and cotton-based textiles, could have a material adverse effect on our cost of goods sold, results of operations, financial condition and cash flows.
Our limited operating experience and limited brand recognition in new international markets may limit our expansion strategy and cause our business and growth to suffer.
Our future growth depends in part on our expansion efforts outside of North America. We have limited experience with regulatory environments and market practices internationally, and we may not be able to penetrate or successfully operate in any new market. In connection with our expansion efforts we may encounter obstacles we did not face in North America, including cultural and linguistic differences, differences in regulatory environments, labor practices and market practices, difficulties in keeping abreast of market, business and technical developments and foreign guests’ tastes and preferences. We may also encounter difficulty expanding into new international markets because of limited brand recognition leading to delayed acceptance of our technical athletic apparel by guests in these new international markets. Our failure to develop our business in new international markets or experiencing disappointing growth outside of existing markets could harm our business and results of operations.
If we encounter problems with our distribution system, our ability to deliver our products to the market and to meet guest expectations could be harmed.
We rely on our distribution facilities for substantially all of our product distribution. Our distribution facilities include computer controlled and automated equipment, which means their operations are complicated and may be subject to a number of risks related to security or computer viruses, the proper operation of software and hardware, electronic or power interruptions or other system failures. In addition, because substantially all of our products are distributed from four locations, our operations could also be interrupted by labor difficulties, extreme or severe weather conditions or by floods, fires or other natural disasters near our distribution centers. If we encounter problems with our distribution system, our ability to meet guest expectations, manage inventory, complete sales and achieve objectives for operating efficiencies could be harmed.
Our fabrics and manufacturing technology generally are not patented and can be imitated by our competitors.
The intellectual property rights in the technology, fabrics and processes used to manufacture our products generally are owned or controlled by our suppliers and are generally not unique to us. Our ability to obtain intellectual property protection for our products is therefore limited and we do not generally own patents or hold exclusive intellectual property rights in the technology, fabrics or processes underlying our products. As a result, our current and future competitors are able to manufacture and sell products with performance characteristics, fabrics and styling similar to our products. Because many of our competitors have significantly greater financial, distribution, marketing and other resources than we do, they may be able to manufacture and sell products based on our fabrics and manufacturing technology at lower prices than we can. If our competitors do sell similar products to ours at lower prices, our net revenue and profitability could suffer.
Our failure or inability to protect our intellectual property rights could diminish the value of our brand and weaken our competitive position.
We currently rely on a combination of copyright, trademark, trade dress and unfair competition laws, as well as confidentiality procedures and licensing arrangements, to establish and protect our intellectual property rights. The steps we take to protect our intellectual property rights may not be adequate to prevent infringement of these rights by others, including imitation of our products and misappropriation of our brand. In addition, intellectual property protection may be unavailable or limited in some foreign countries where laws or law enforcement practices may not protect our intellectual property rights as fully as in the United States or Canada, and it may be more difficult for us to successfully challenge the use of our intellectual property rights by other parties in these countries. If we fail to protect and maintain our intellectual property rights, the value of our brand could be diminished and our competitive position may suffer.
Changes in tax laws, capital or financing needs in the United States, or our intentions with respect to the reinvestment of foreign earnings could adversely affect our effective income tax rate and profitability.
We are subject to the income tax laws of the United States, Canada, and several other international jurisdictions. If our capital or financing needs in the United States require us to repatriate earnings from foreign jurisdictions or if our intentions should change with respect to reinvesting foreign earnings for which we have not previously provided for U.S. taxes, our effective income tax rates could be unfavorably impacted. Our effective income tax rate may also be adversely affected by a number of factors, including changes in the mix of earnings in countries with differing statutory tax rates, changes in the valuation of deferred tax assets and liabilities, changes in tax laws, and the outcome of income tax audits in various jurisdictions around the world.
Our effective tax rate might vary significantly as a result of our anticipated bilateral Advance Payment Arrangement, or APA, that we are in the process of negotiating with the Internal Revenue Service, or IRS, and the Canada Revenue Agency, or CRA. We expect that the outcome of the APA will result in a significant payment from one of our U.S. subsidiaries to a Canadian subsidiary, that the ongoing net cash flow of our U.S. operations will be lower than previously expected, and that we will need to distribute funds to our U.S. parent entity to finance this payment and future working capital needs in the United States.
We are subject to the examination of our tax returns by the IRS, the CRA, and other tax authorities. We regularly assess all of these matters to determine the adequacy of our tax provision, which is subject to significant discretion. Although we believe our tax provision is adequate, the final determination of tax audits and any related disputes could be materially different from our historical income tax provisions and accruals. The results of audits or related disputes could have an adverse effect on our financial statements for the period or periods for which the applicable final determinations are made.
We and our subsidiaries engage in a number of intercompany transactions across multiple tax jurisdictions. Although we believe that these transactions reflect the accurate economic allocation of profit and that proper transfer pricing documentation is in place, the profit allocation and transfer pricing terms and conditions may be scrutinized by local tax authorities during an audit and any resulting changes may impact our mix of earnings in countries with differing statutory tax rates.
Current economic and political conditions make tax rules in any jurisdiction, including the United States and Canada, subject to significant change. There have been proposals to reform U.S. and foreign tax laws that could significantly impact how U.S. multinational corporations are taxed on foreign earnings. Although we cannot predict whether or in what form such proposals will pass, several of the proposals considered, if enacted into law, could have an adverse impact on our income tax expense and cash flows.
We are subject to risks associated with leasing retail and distribution space subject to long-term and non-cancelable leases.
We lease the majority of our stores under operating leases and our inability to secure appropriate real estate or lease terms could impact our ability to grow. Our leases generally have initial terms of between five and ten years, and generally can be extended only in five-year increments if at all. We generally cannot cancel these leases at our option. If an existing or new store is not profitable, and we decide to close it, as we have done in the past and may do in the future, we may nonetheless be committed to perform our obligations under the applicable lease including, among other things, paying the base rent for the balance of the lease term. Similarly, we may be committed to perform our obligations under the applicable leases even if current locations of our stores become unattractive as demographic patterns change. In addition, as each of our leases expire, we may fail to negotiate renewals, either on commercially acceptable terms or at all, which could require us to close stores in desirable locations.
We also lease the majority of our distribution centers and our inability to secure appropriate real estate or lease terms could impact our ability to deliver our products to the market.
Increasing labor costs and other factors associated with the production of our products in South and South East Asia could increase the costs to produce our products.
A significant portion of our products are produced in South and South East Asia and increases in the costs of labor and other costs of doing business in the countries in this area could significantly increase our costs to produce our products and could have a negative impact on our operations, net revenue and earnings. Factors that could negatively affect our business include a potential significant revaluation of the currencies used in these countries, which may result in an increase in the cost of producing products, labor shortage and increases in labor costs, and difficulties in moving products manufactured out of the countries in which they are manufactured and through the ports on the western coast of North America, whether due to port congestion, labor disputes, product regulations and/or inspections or other factors, and natural disasters or health pandemics. A labor strike or other transportation disruption affecting these ports could significantly disrupt our business. Also, the imposition of trade sanctions or other regulations against products imported by us from, or the loss of “normal trade relations” status with any country in which our products are manufactured, could significantly increase our cost of products imported into North America and/or Australia and harm our business.
We may not be able to successfully open new store locations in a timely manner, if at all, which could harm our results of operations.
Our growth will largely depend on our ability to successfully open and operate new stores, which depends on many factors, including, among others, our ability to:

•	identify suitable store locations, the availability of which is outside of our control;

•	negotiate acceptable lease terms, including desired tenant improvement allowances;

•	hire, train and retain store personnel and field management;

•	immerse new store personnel and field management into our corporate culture;

•	source sufficient inventory levels; and

•	successfully integrate new stores into our existing operations and information technology systems.
Successful new store openings may also be affected by our ability to initiate our grassroots marketing efforts in advance of opening our first store in a new market. We typically rely on our grassroots marketing efforts to build awareness of our brand and demand for our products. Our grassroots marketing efforts are often lengthy and must be tailored to each new market based on our emerging understanding of the market. We may not be able to successfully implement our grassroots marketing efforts in a particular market in a timely manner, if at all. Additionally, we may be unsuccessful in identifying new markets where our technical athletic apparel and other products and brand image will be accepted or the performance of our stores will be considered successful.
Our failure to comply with trade and other regulations could lead to investigations or actions by government regulators and negative publicity.
The labeling, distribution, importation, marketing and sale of our products are subject to extensive regulation by various federal agencies, including the Federal Trade Commission, Consumer Product Safety Commission and state attorneys general in the United States, the Competition Bureau and Health Canada in Canada, as well as by various other federal, state, provincial, local and international regulatory authorities in the countries in which our products are distributed or sold. If we fail to comply with any of these regulations, we could become subject to enforcement actions or the imposition of significant penalties or claims, which could harm our results of operations or our ability to conduct our business. In addition, the adoption of new regulations or changes in the interpretation of existing regulations may result in significant compliance costs or discontinuation of product sales and could impair the marketing of our products, resulting in significant loss of net revenue.
Our international operations are also subject to compliance with the U.S. Foreign Corrupt Practices Act, or FCPA, and other anti-bribery laws applicable to our operations. In many foreign countries, particularly in those with developing economies, it may be a local custom that businesses operating in such countries engage in business practices that are prohibited by the FCPA or other U.S. and foreign laws and regulations applicable to us. Although we have implemented procedures designed to ensure compliance with the FCPA and similar laws, some of our employees, agents or other channel partners, as well as those companies to which we outsource certain of our business operations, could take actions in violation of our policies. Any such violation could have a material and adverse effect on our business.
Our future success is substantially dependent on the continued service of our senior management.
Our future success is substantially dependent on the continued service of our senior management and other key employees. In the last several years, several members of our senior management team have left us and we have focused time and resources on recruiting the new members of our current management team. The continued turnover of senior management and the loss of key members of our executive team could have a negative impact on our ability to manage and grow our business effectively. In addition, if we are not effective with our succession planning, it may have a negative impact on our ability to fill senior management roles in a timely manner.
We do not maintain a key person life insurance policy on any of the members of our senior management team. As a result, we would have no way to cover the financial loss if we were to lose the services of members of our senior management team.
Our business is affected by seasonality.
Our business is affected by the general seasonal trends common to the retail apparel industry. Our annual net revenue is weighted more heavily toward our fourth fiscal quarter, reflecting our historical strength in sales during the holiday season, while our operating expenses are more equally distributed throughout the year. As a result, a substantial portion of our operating profits are generated in the fourth quarter of our fiscal year. For example, we generated approximately 45%, 42% and 39% of our full year operating profit during the fourth quarters of fiscal 2015, fiscal 2014 and fiscal 2013, respectively. This seasonality may adversely affect our business and cause our results of operations to fluctuate, and, as a result, we believe that comparisons of our operating results between different quarters within a single fiscal year are not necessarily meaningful and that results of operations in any period should not be considered indicative of the results to be expected for any future period.
Because a significant portion of our net revenue and expenses are generated in countries other than the United States, fluctuations in foreign currency exchange rates have affected our results of operations and may continue to do so in the future.

The functional currency of our foreign subsidiaries is generally the applicable local currency. Our consolidated financial statements are presented in U.S. dollars. Therefore, the net revenues, expenses, assets and liabilities of our foreign subsidiaries are translated from their functional currencies into U.S. dollars. Fluctuations in the value of the U.S. dollar affect the reported amounts of net revenue, expenses, assets and liabilities. Foreign exchange differences which arise on translation of our foreign subsidiaries’

balance sheets into U.S. dollars are recorded as a foreign currency translation adjustment in accumulated other comprehensive income or loss within stockholders’ equity. We also have exposure to changes in foreign exchange rates associated with transactions which are undertaken by our subsidiaries in currencies other than their functional currency. Such transactions include intercompany transactions and inventory purchases denominated in currencies other than the functional currency of the purchasing entity. As a result, we have been impacted by changes in exchange rates and may be impacted materially for the foreseeable future. The potential impact of currency fluctuation increases as international expansion increases.
We currently generate a significant portion of our net revenue and incur a significant portion of our expenses in Canada. We also hold a significant portion of our net assets in Canada. The reporting currency for our consolidated financial statements is the U.S. dollar. A weakening of the U.S. dollar against the Canadian dollar results in:

•	an increase in our net revenue upon translation of the sales made by our Canadian operations into U.S. dollars for the purposes of consolidation;

•	an increase in our selling, general and administrative expenses incurred by our Canadian operations into U.S. dollars for the purposes of consolidation; and

•	foreign exchange losses by our Canadian subsidiaries on U.S. dollar cash and receivables denominated in U.S. dollars.

During the first quarter of fiscal 2016, the change in the relative value of the U.S. dollar against the Canadian dollar resulted in a $68.1 million reduction in accumulated other comprehensive loss within stockholders’ equity. During the first quarter of fiscal 2015, the change in the relative value of the U.S. dollar against the Canadian dollar resulted in a $21.6 million reduction in accumulated other comprehensive loss within stockholders’ equity.
A 10% depreciation in the relative value of the U.S. dollar against the Canadian dollar compared to the exchange rates in effect for the first quarter of fiscal 2016 would have resulted in lower income from operations of approximately $8.2 million in the first quarter of fiscal 2016. This assumes a consistent 10% depreciation in the U.S. dollar against the Canadian dollar throughout the first quarter of fiscal 2016. The timing of changes in the relative value of the U.S. dollar, combined with the seasonal nature of our business, can affect the magnitude of the impact that fluctuations in foreign exchange rates have on our income from operations.
We have not historically hedged foreign currency fluctuations. However, in the future, in an effort to mitigate losses associated with these risks, we may at times enter into derivative financial instruments, although we have not historically done so. We do not, and do not intend to, engage in the practice of trading derivative securities for profit.
The operations of many of our suppliers are subject to additional risks that are beyond our control and that could harm our business, financial condition and results of operations.
Almost all of our suppliers are located outside of North America. During fiscal 2015, approximately 44% of our products were produced in South East Asia, approximately 28% in South Asia, approximately 20% in China, approximately 2% in North America and the remainder in other regions. As a result of our international suppliers, we are subject to risks associated with doing business abroad, including:

•	political unrest, terrorism, labor disputes and economic instability resulting in the disruption of trade from foreign countries in which our products are manufactured;

•
the imposition of new laws and regulations, including those relating to labor conditions, quality and safety standards, imports, duties, taxes and other charges on imports, as well as trade restrictions and restrictions on currency exchange or the transfer of funds;

•	reduced protection for intellectual property rights, including trademark protection, in some countries, particularly China;

•	disruptions or delays in shipments; and

•	changes in local economic conditions in countries where our manufacturers, suppliers or guests are located.

These and other factors beyond our control could interrupt our suppliers’ production in offshore facilities, influence the ability of our suppliers to export our products cost-effectively or at all and inhibit our suppliers’ ability to procure certain materials, any of which could harm our business, financial condition and results of operations.

Our ability to source our merchandise profitably or at all could be hurt if new trade restrictions are imposed or existing trade restrictions become more burdensome.
The United States and the countries in which our products are produced or sold internationally have imposed and may impose additional quotas, duties, tariffs, or other restrictions or regulations, or may adversely adjust prevailing quota, duty or tariff levels. We have expanded our relationships with suppliers outside of China, which among other things has resulted in increased costs and shipping times for some products. Countries impose, modify and remove tariffs and other trade restrictions in response to a diverse array of factors, including global and national economic and political conditions, which make it impossible for us to predict future developments regarding tariffs and other trade restrictions. Trade restrictions, including tariffs, quotas, embargoes, safeguards and customs restrictions, could increase the cost or reduce the supply of products available to us or may require us to modify our supply chain organization or other current business practices, any of which could harm our business, financial condition and results of operations.
Our trademarks and other proprietary rights could potentially conflict with the rights of others and we may be prevented from selling some of our products.
Our success depends in large part on our brand image. We believe that our trademarks and other proprietary rights have significant value and are important to identifying and differentiating our products from those of our competitors and creating and sustaining demand for our products. We have obtained and applied for some United States and foreign trademark registrations, and will continue to evaluate the registration of additional trademarks as appropriate. However, some or all of these pending trademark applications may not be approved by the applicable governmental authorities. Moreover, even if the applications are approved, third parties may seek to oppose or otherwise challenge these registrations. Additionally, we may face obstacles as we expand our product line and the geographic scope of our sales and marketing. Third parties may assert intellectual property claims against us, particularly as we expand our business and the number of products we offer. Our defense of any claim, regardless of its merit, could be expensive and time consuming and could divert management resources. Successful infringement claims against us could result in significant monetary liability or prevent us from selling some of our products. In addition, resolution of claims may require us to redesign our products, license rights from third parties or cease using those rights altogether. Any of these events could harm our business and cause our results of operations, liquidity and financial condition to suffer.
We are subject to periodic claims and litigation that could result in unexpected expenses and could ultimately be resolved against us.
From time to time, we are involved in litigation and other proceedings, including matters related to product liability claims, stockholder class action and derivative claims, commercial disputes and intellectual property, as well as trade, regulatory and other claims related to our business. Any of these proceedings could result in significant settlement amounts, damages, fines or other penalties, divert financial and management resources and result in significant legal fees. An unfavorable outcome of any particular proceeding could exceed the limits of our insurance policies or the carriers may decline to fund such final settlements and/or judgments and could have an adverse impact on our business, financial condition and results of operations. In addition, any proceeding could negatively impact our reputation among our guests and our brand image.
Our business could be negatively affected as a result of actions of activist stockholders, and such activism could impact the trading value of our securities.
Responding to actions by activist stockholders can be costly and time-consuming, disrupting our operations and diverting the attention of management and our employees. Such activities could interfere with our ability to execute our strategic plan. In addition, a proxy contest for the election of directors at our annual meeting would require us to incur significant legal fees and proxy solicitation expenses and require significant time and attention by management and our board of directors. The perceived uncertainties as to our future direction also could affect the market price and volatility of our securities.
Anti-takeover provisions of Delaware law and our certificate of incorporation and bylaws could delay and discourage takeover attempts that stockholders may consider to be favorable.
Certain provisions of our certificate of incorporation and bylaws and applicable provisions of the Delaware General Corporation Law may make it more difficult or impossible for a third-party to acquire control of us or effect a change in our board of directors and management. These provisions include:

•	the classification of our board of directors into three classes, with one class elected each year;

•	the ability to remove a director only for cause by the vote of a two-thirds of the shares represented in person or by proxy at a meeting entitled to vote generally in the election of directors;

•	the ability of our board of directors to issue preferred stock without stockholder approval;

•	prohibiting cumulative voting in the election of directors;

•
a special meeting of stockholders may only be called by our chairman of the board, one or more co-chairmen of the board, our chief executive officer or our president, or upon a resolution adopted by an affirmative vote of a majority of the board of directors, and not by our stockholders;

•
our stockholders must comply with advance notice procedures in order to nominate candidates for election to our board of directors or to place stockholder proposals on the agenda for consideration at any meeting of our stockholders;

•	only permitting the board of directors to fix the number of directors and to fill vacancies; and

•
designating the Court of Chancery in the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the district of Delaware) as the sole and exclusive forum for specified matters.

In addition, we are governed by Section 203 of the Delaware General Corporation Law which, subject to some specified exceptions, prohibits “business combinations” between a Delaware corporation and an “interested stockholder,” which is generally defined as a stockholder who becomes a beneficial owner of 15% or more of a Delaware corporation’s voting stock, for a three-year period following the date that the stockholder became an interested stockholder. Section 203 could have the effect of delaying, deferring or preventing a change in control that our stockholders might consider to be in their best interests.

Use of Proceeds
Because the selling stockholders will sell the shares of our common stock offered under this prospectus supplement, we will receive no cash proceeds. All proceeds from the sale of our common stock offered under this prospectus supplement will be for the accounts of the selling stockholders, as described below. See “Selling Stockholders” and “Plan of Distribution” described below.
Selling Stockholders
The following table, which was prepared based on information supplied to us by the selling stockholders, sets forth the name of each selling stockholder, the number of shares beneficially owned by such selling stockholder as of June 3, 2016 and the number of shares to be offered by such selling stockholder pursuant to this prospectus supplement. The table also provides information regarding the beneficial ownership of our common stock by the selling stockholders as adjusted to reflect the assumed sale of all of the shares of common stock offered under this prospectus supplement. The ownership percentages indicated in the following table are based on 136,977,974 outstanding shares of lululemon as of June 3, 2016, which includes 127,174,155 outstanding shares of common stock of lululemon and 9,803,819 outstanding exchangeable shares of Lulu Canada which are exchangeable for an equal number of shares of our common stock.
Beneficial ownership is determined in accordance with the rules of the SEC. Except as indicated by footnote and subject to community property laws where applicable, to our knowledge, the person named in the table below has sole voting and investment power with respect to the shares of common stock shown as beneficially owned by such person.
The selling stockholders have certain demand and shelf registration rights, as most recently set forth in a second amended and restated registration rights agreement entered into in June 2015. Mr. Wilson has a continuing right to nominate one designee to our board of directors for so long as he beneficially owns at least 8.0% of our voting securities, pursuant to a support agreement entered into in August 2014. We lease space for our Victoria, British Columbia store from 0823038 BC Ltd, an entity controlled by Mr. Wilson, for a monthly rent of CDN$9,021. We receive certain personal and professional development coaching services for our employees, and have a license to use certain associated training materials, from the Conrad Group, Inc., a company owned by Susanne Conrad, Mr. Wilson’s sister-in-law, pursuant to a materials license agreement and an independent contractor agreement entered into in February 2011. We made payments totaling $353,803 to the Conrad Group during fiscal 2015 pursuant to these two agreements.

	Beneficial Ownership Prior to Offering		Number of Shares Offered Hereby	Beneficial Ownership After Offering
Name of Selling Stockholder	Number	Percentage		Number	Percentage
Dennis J. Wilson(1)	20,109,131	14.68%	20,109,131	0	0.00%
Shannon E. Wilson (2)	268,984	0.20%	268,984	0	0.00%
LIPO Investments (USA) Inc. (2)	10,328,858	7.54%	10,328,858	0	0.00%
Five Boys Investments ULC (2)	91,760	0.07%	91,760	0	0.00%
__________

(1)
The shares beneficially owned by Mr. Wilson, who is a beneficial owner of more than 5% of our total outstanding shares and served as a member of our board of directors until February 2015, prior to the offering include 9,415,677 shares of our common stock issuable upon the exchange of exchangeable shares of Lulu Canada held by Mr. Wilson, 3,852 shares of our common stock held by Mr. Wilson directly, 268,984 shares of our common stock issuable upon the exchange of exchangeable shares of Lulu Canada held by Mr. Wilson’s wife, 10,328,858 shares of our common stock held by LIPO Investments (USA) Inc., an entity that Mr. Wilson controls, and 91,760 shares of our common stock issuable upon the exchange of exchangeable shares of Lulu Canada held by Five Boys Investments ULC, an entity that Mr. Wilson controls. Exchangeable shares of Lulu Canada may be exchanged on a one-for-one basis for shares of our common stock.

(2)	The shares beneficially owned by this selling stockholder are also included in the aggregate shares beneficially owned by Mr. Wilson, as explained in footnote (1) above.

Plan of Distribution
The selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. These sales may be at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.
The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus supplement.
The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.
Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling stockholders. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.
In connection with the sale of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus supplement to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.
Any selling stockholder may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by such selling stockholder, and, if such selling stockholder defaults in the performance of his, her or its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus supplement after we have filed an amendment to this prospectus supplement under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus supplement.
The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus supplement and may sell the shares of common stock from time to time under this prospectus supplement after we have filed an amendment to this prospectus supplement under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus supplement. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus supplement.
The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, such broker-dealers or agents and any profit realized on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers. Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. There can be no assurance that the selling stockholders will sell any or all of the shares of common stock registered pursuant to the shelf registration statement, of which this prospectus supplement and the accompanying prospectus form a part.
The selling stockholders have not informed us, and as of the date of this prospectus supplement we do not believe, that they have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.
We have agreed to pay all fees and expenses incident to the registration of the shares of common stock. Except for reimbursement of up to $25,000 for legal expenses incurred by the selling stockholders and as provided for indemnification of the selling stockholders, we are not obligated to pay any of the expenses of any attorney or other advisor engaged by the selling stockholders. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.
If we are notified by the selling stockholders that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus supplement. If any selling stockholder uses this prospectus supplement for any sale of the shares of common stock, such selling stockholder will be subject to the prospectus delivery requirements of the Securities Act.
The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our common stock and activities of the selling stockholders, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in passive market-making activities with respect to the shares of common stock. Passive market-making involves transactions in which a market-maker acts as both our underwriter and as a purchaser of our common stock in the secondary market. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.
Once sold under the registration statement, of which this prospectus supplement and the accompanying prospectus form a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.
Legal Matters
The validity of the common stock being offered by this prospectus supplement and the accompanying prospectus will be passed upon for us by DLA Piper LLP (US), Seattle, Washington.
Experts
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the annual report on Form 10-K for the 52-week period ended January 31, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Incorporation by Reference
The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus information we have filed with the SEC, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus supplement and the accompanying prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the termination of this offering, in each case other than current reports on Form 8-K, or portions thereof, furnished under Items 2.02 or 7.01 of Form 8-K. Each of these documents has Exchange Act File No. 001-33608:

•	our annual report on Form 10-K for the fiscal year ended January 31, 2016, filed with the SEC on March 30, 2016;

•	our quarterly report on Form 10-Q for the quarter ended May 1, 2016, filed with the SEC on June 8, 2016;

•	our current reports on Form 8-K filed with the SEC on March 30, 2016, April 19, 2016, April 27, 2016, June 6, 2016 and June 8, 2016; and

•	the description of our common stock contained in our registration statement on Form 8-A filed under the Exchange Act with the SEC on July, 19, 2007.

Any statement contained in a document incorporated by reference in this prospectus supplement and the accompanying prospectus shall be deemed to be modified or superseded to the extent that a statement contained herein, therein or in any other subsequently filed document that also is incorporated by reference herein or therein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.
You may request a copy of these filings, other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into the filing, at no cost, by writing or telephoning us at the following address:
lululemon athletica inc.
1818 Cornwall Avenue
Vancouver, British Columbia
Canada V6J 1C7
Telephone: (604) 732-6124

Where You Can Find More Information
We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus supplement. This prospectus supplement, along with the accompanying prospectus, filed as part of the registration statement, does not contain all the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us, as well as our common stock, we refer you to the registration statement and to its exhibits and schedules.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy these materials at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s public reference room by calling the SEC at 1‑800-SEC-0330. The SEC also maintains an Internet site that contains information we have filed electronically with the SEC, which you can access over the Internet at www.sec.gov. You can also obtain information about us at the offices of the NASDAQ Stock Market, One Liberty Plaza, 165 Broadway, New York, New York 10006.
We also make available, free of charge, through the investor relations portion of our website our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Proxy Statement on Schedule 14A (and any amendments to those forms) as soon as reasonably practicable after they are filed with or furnished to the SEC. Our website address is www.lululemon.com. Our website address is provided in this prospectus supplement as an inactive textual reference only. Information contained on our website is not deemed part of this prospectus supplement, the accompanying prospectus, or the registration statement of which this prospectus supplement and the accompanying prospectus form a part.

PROSPECTUS

Common Stock
Preferred Stock
Debt Securities
Warrants
Units

The securities covered by this prospectus may be sold from time to time by lululemon athletica inc. In addition, selling securityholders to be named in a prospectus supplement may offer and sell from time to time securities in such amounts as set forth in such prospectus supplement. We may, and any selling securityholder may, offer the securities independently or together in any combination for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of securities by any selling securityholders.
When we offer securities, we will provide you with a prospectus supplement describing the specific terms of the specific issue of securities, including the offering price of the securities. You should carefully read this prospectus and the prospectus supplement relating to the specific issue of securities, together with the documents we incorporate by reference, before you decide to invest in any of these securities.
THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
Our common stock is listed on the Nasdaq Global Select Market under the symbol “LULU.” If we decide to list or seek a quotation for any other securities, the prospectus supplement relating to those securities will disclose the exchange or market on which those securities will be listed or quoted.

Investing in our securities involves risks. See “Risk Factors” on page 3. You should carefully read and evaluate the risk factors contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 15, 2016.

About this Prospectus
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we and/or certain selling securityholders, if applicable, may, from time to time, offer and/or sell securities in one or more offerings or resales. This prospectus provides you with a general description of the securities that we and/or certain selling securityholders may offer. Each time we and/or selling securityholders sell securities using this prospectus, we will provide a prospectus supplement and attach it to this prospectus and may also provide you with a free writing prospectus. The prospectus supplement and any free writing prospectus will contain more specific information about the offering, including the names of any selling securityholders, if applicable. The prospectus supplement may also add, update, change or clarify information contained in or incorporated by reference into this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. If there is any inconsistency between the information in this prospectus and the information in the prospectus supplement, you should rely on the information in the prospectus supplement.
The SEC allows us to “incorporate by reference” into this prospectus and any prospectus supplement information we have filed with the SEC, which means that we can disclose important information to you by referring you to those documents. Additionally, later information that we file with the SEC will automatically update and supersede this information. You should carefully read both this prospectus and the applicable prospectus supplement together with the additional information that is incorporated or deemed incorporated by reference in this prospectus. See “Where You Can Find More Information” before making an investment in our securities. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference, as exhibits to the registration statement of which this prospectus is apart. The registration statement, including the exhibits and documents incorporated or deemed incorporated by reference in this prospectus, can be read on the SEC website at www.sec.gov or at the SEC offices mentioned under the heading “Where You Can Find More Information.”
THIS PROSPECTUS MAY NOT BE USED TO SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
Neither the delivery of this prospectus or any applicable prospectus supplement nor any sale made using this prospectus or any applicable prospectus supplement implies that there has been no change in our affairs or that the information in this prospectus or in any applicable prospectus supplement is correct as of any date after their respective dates. You should not assume that the information contained in or incorporated by reference in this prospectus or any applicable prospectus supplement or any free writing prospectus prepared by us is accurate as of any date other than the date(s) on the front covers of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
You should rely only on the information contained in or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized anyone to give you different information, and if you are given any information or representation about these matters that is not contained in or incorporated by reference in this prospectus or a prospectus supplement, you must not rely on that information. Neither we nor any selling securityholders are making an offer to sell securities in any jurisdiction where the offer or sale of such securities is not permitted.
In this prospectus, unless otherwise indicated or unless the context otherwise requires, “lululemon” “we,” “us,” “our” and similar terms refer to lululemon athletica inc. and its consolidated subsidiaries. Our fiscal year ends on the Sunday closest to January 31. In this prospectus, we refer to each fiscal year by reference to the calendar year to which such fiscal year primarily relates. For example, the fiscal year ended January 31, 2016 is referred to as “2015” or “fiscal 2015.”

The Company
lululemon is a designer, distributor, and retailer of healthy lifestyle inspired athletic apparel. Since our inception, we have developed a distinctive corporate culture, and we have a mission to produce products which create transformational experiences for people to live happy, healthy, fun lives. We promote a set of core values in our business which include, developing the highest quality products, operating with integrity, leading a balanced and fun life, and nurturing entrepreneurial spirit. These core values attract passionate and motivated employees who are driven to succeed and share our purpose of “elevating the world from mediocrity to greatness.”
Our healthy lifestyle inspired athletic apparel is marketed under the lululemon athletica and ivivva athletica brand names. We offer a comprehensive line of apparel and accessories for women, men and female youth. Our apparel assortment includes items such as pants, shorts, tops and jackets designed for healthy lifestyle and athletic activities such as yoga, running, other sweaty pursuits, and athletic wear for female youth.
Our principal executive offices are located at 1818 Cornwall Avenue, Vancouver, British Columbia, Canada V6J 1C7, and our telephone number at that location is (604) 732-6124.
Where You Can Find More Information
We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy these materials at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains information we have filed electronically with the SEC, which you can access over the Internet at www.sec.gov. You can also obtain information about us at the offices of the NASDAQ Stock Market, One Liberty Plaza, 165 Broadway, New York, New York 10006.
We also make available, free of charge, through the investor relations portion of our website our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Proxy Statement on Schedule 14A (and any amendments to those forms) as soon as reasonably practicable after they are filed with or furnished to the SEC. Our website address is www.lululemon.com. Our website address is provided in this prospectus supplement as an inactive textual reference only. Information contained on our website is not deemed part of this prospectus supplement, the accompanying prospectus, or the registration statement of which this prospectus supplement and the accompanying prospectus form a part.
This prospectus is part of a registration statement we have filed with the SEC relating to the securities offered by this prospectus. As permitted by SEC rules, this prospectus does not contain all the information we have included in the registration statement and the accompanying exhibits and schedules we have filed with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us, our common stock, preferred stock debt securities, warrants and units. The statements in this prospectus pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions, and we qualify them in their entirety by reference to those exhibits for complete statements of their provisions. The registration statement, exhibits and schedules are available at the SEC’s public reference room or through its Internet site.
The SEC allows us to “incorporate by reference” into this prospectus and any prospectus supplement information we have filed with the SEC, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus and any prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, until the termination of this offering, in each case other than current reports on Form 8-K, or portions thereof, furnished under Items 2.02 or 7.01 of Form 8‑K. Each of these documents has Exchange Act File No. 001-33608:

•	our annual report on Form 10-K for the fiscal year ended January 31, 2016, filed with the SEC on March 30, 2016;

•	our quarterly report on Form 10-Q for the quarter ended May 1, 2016, filed with the SEC on June 8, 2016;

•	our current reports on Form 8-K filed with the SEC on March 30, 2016, April 19, 2016, April 27, 2016, June 6, 2016 and June 8, 2016; and

•	the description of our common stock contained in our registration statement on Form 8-A filed under the Exchange Act with the SEC on July, 19, 2007.
Any statement contained in a document incorporated by reference in this prospectus or any prospectus supplement shall be deemed to be modified or superseded to the extent that a statement contained herein, therein or in any other subsequently filed document that also is incorporated by reference herein or therein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any prospectus supplement.
You may request a copy of these filings, other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into the filing, at no cost, by writing or telephoning us at the following address:
lululemon athletica inc.
1818 Cornwall Avenue
Vancouver, British Columbia
Canada V6J 1C7
Telephone: (604) 732-6124
Cautionary Statement Concerning
Forward-Looking Statements
This prospectus, any prospectus supplement and any free-writing prospectus that we may provide to you in connection with an offering of our securities described in this prospectus and any prospectus supplement, including any information incorporated or deemed incorporated by reference herein or therein, and any free writing prospectus that we may provide to you in connection with an offering of our securities described in this prospectus, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. You can identify our forward-looking statements by words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “intends,” “may,” “plans,” “potential,” “predicts,” “targets,” “projects,” “should,” “will” or “would,” the negative of these terms or other similar expressions that convey the uncertainty of future events or outcomes. Forward-looking statements may include, but are not limited to, statements contained in the section of this prospectus titled “Risk Factors” and statements appearing elsewhere in this prospectus.
When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements contained in or incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus.
The forward-looking statements are not guarantees of future performance, and we caution you not to rely unduly on them. We have based many of these forward-looking statements on expectations and assumptions about future events that may prove to be inaccurate. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. Actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. The forward-looking statements relate only to events as of the date on which the statements are made, and we undertake no obligation to update any forward-looking statements for any reason, except as required by law.
Risk Factors
Investing in our securities involves risks. Potential investors are urged to read and consider the risk factors and other disclosures relating to an investment in securities issued by lululemon described in our annual report on Form 10-K for the fiscal year ended January 31, 2016 and our quarterly report on Form 10‑Q for the quarter ended May 1, 2016, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein. Before making an investment decision, you should carefully consider those risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. If any of the events or developments described actually occurred, our business, financial condition or results of operations would likely suffer. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also affect our business operations. To the extent a particular offering implicates additional risks, we will include a discussion of those risks in the applicable prospectus supplement.

Ratio of Earnings to Fixed Charges
The following table sets forth our ratios of earnings to fixed charges and of earnings to combined fixed charges and preferred stock dividends for each of the periods indicated.

	Thirteen Weeks Ended May 1, 2016	Fiscal Year Ended January 31, 2016	Fiscal Year Ended February 1, 2015	Fiscal Year Ended February 2, 2014	Fiscal Year Ended February 3, 2013	Fiscal Year Ended January 29, 2012
Ratios of earnings to fixed charges	6.4	11.1	15.8	19.9	22.1	20.2
Ratios of earnings to combined fixed charges and dividends on preferred stock to earnings	6.4	11.1	15.8	19.9	22.1	20.2

The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. For the purposes of computing the ratio of earnings to fixed charges, earnings consist of income before provision for income taxes plus fixed charges. Fixed charges consist of interest charges and the estimated interest component of operating lease expenses. In the thirteen weeks ended May 1, 2016 and the fiscal year ended January 31, 2016, we had a net interest expense of $1.2 million and $3.5 million, respectively, related to certain tax adjustments. These tax adjustments are described in more detail in Note 7 to our financial statements contained in our quarterly report on Form 10‑Q for the thirteen weeks ended May 1, 2016 and Note 15 to our audited consolidated financial statements contained in our annual report on Form 10-K for the fiscal year ended January 31, 2016.
Currently, we have no shares of preferred stock outstanding and we have not paid any dividends on preferred stock in the periods presented. Therefore, the ratios of earnings to combined fixed charges and preferred stock dividends are not different from the ratios of earnings to fixed charges.
Use of Proceeds
In the case of a sale of securities by us, the use of proceeds will be specified in the applicable prospectus supplement. In the case of a sale of securities by any selling securityholder, we will not receive any cash proceeds from such sale unless otherwise set forth in the applicable prospectus supplement.
Description of Capital Stock
lululemon’s authorized capital stock consists of:

•	400,000,000 shares of common stock, par value of $0.005 per share;

•	60,000,000 shares of special voting stock, par value $0.000005 per share; and

•	5,000,000 shares of preferred stock, par value $0.01 per share.
As of June 3, 2016, 127,174,155 shares of common stock and 9,803,819 shares of our special voting stock were issued and outstanding. No shares of our preferred stock are issued or outstanding as of the date of this prospectus.
In the discussion that follows, we have summarized the material provisions of our amended and restated certificate of incorporation and bylaws relating to our capital stock. This discussion is subject to the relevant provisions of Delaware law and is qualified in its entirety by reference to our amended and restated certificate of incorporation and bylaws. You should read the provisions of our amended and restated certificate of incorporation and bylaws as currently in effect for more details regarding the provisions described below and for other provisions that may be important to you. We have also summarized certain provisions of the exchangeable shares of Lulu Canadian Holding, Inc. (an indirect wholly-owned subsidiary of ours that we refer to as Lulu Canada in this prospectus). You should read the Plan of Arrangement and Exchangeable Share Provisions and related agreements for more details regarding the exchangeable shares. We have filed copies of those documents with the SEC. See “Where You Can Find More Information.”
Common Stock
Holders of our common stock are entitled to one vote for each share on all matters submitted to a vote of stockholders, and do not have cumulative voting rights in the election of directors. Subject to preferences that may be granted to any holders of another class of shares, holders of our common stock are entitled to receive ratably only those dividends as may be declared by our board of directors out of funds legally available therefor, as well as any distributions to our stockholders. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all of our assets remaining after we pay our liabilities and distribute the liquidation preference of any class of our shares that has a liquidation preference over our common stock.
Holders of our common stock have no preemptive or other subscription or conversion rights. There are no redemption or sinking fund provisions applicable to our common stock.
Preferred Stock
Our board of directors has the authority, without action by our stockholders, to designate and issue preferred stock in one or more series and to designate the rights, preferences and privileges of each series, which may be greater than the rights of our common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of the common stock until our board of directors determines the specific rights of the holders of such preferred stock. However, the effects might include, among other things:

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; or

•	delaying or preventing a change in our control without further action by the stockholders.
The issuance of our preferred stock could have the effect of delaying, deferring, or preventing a change in our control. No shares of preferred stock are outstanding, and we have no present plans to issue any shares of preferred stock.
Special Voting Stock
The number of shares of special voting stock outstanding is equal to the number of exchangeable shares that are issued by Lulu Canada. The shares of special voting stock are issued to holders of exchangeable shares. Holders of shares of special voting stock are able to vote in person or by proxy on any matters put before holders of our common stock at any meeting of stockholders. Each share of special voting stock carries one vote. Such votes may be exercised for the election of directors and on all other matters submitted to a vote of our stockholders.
Our shares of special voting stock do not entitle their holders to receive dividends or distributions from us or to receive any consideration in the event of our liquidation, dissolution or winding-up. To the extent exchangeable shares are purchased for shares of our common stock, a number of shares of special voting stock as corresponds to the number of exchangeable shares thus purchased will be cancelled without consideration.
Exchangeable Shares
In connection with the issuance of the exchangeable shares as part of our corporate reorganization in July 2007, Lulu Canada issued exchangeable shares to certain of our Canadian equityholders at the time of the reorganization. The exchangeable shares of Lulu Canada, together with the shares of special voting stock, are intended to be the economic equivalent to shares of our common stock. The rights, preferences, restrictions and conditions attaching to the exchangeable shares include the following:

•
Any holder of exchangeable shares is entitled at any time to require Lulu Canada to redeem any or all of the exchangeable shares registered in such holder’s name in exchange for one share of our common stock for each exchangeable share presented and surrendered, plus a cash payment in an amount equal to any accrued and unpaid dividends on such exchangeable shares at the time of redemption. The right of a holder of exchangeable shares to require Lulu Canada to redeem such holder’s exchangeable shares is referred to herein as the put right.

•
If we declare a dividend on our common stock, the holders of exchangeable shares are entitled to receive from Lulu Canada the same dividend, or an economically equivalent dividend, on their exchangeable shares.

•
Holders of exchangeable shares are not entitled to receive notice of or to attend any meeting of the stockholders of Lulu Canada or to vote at any such meeting, except as required by law or as specifically provided in the exchangeable share conditions.

•
Lulu Canada will have the right to force the exchange of all exchangeable shares for shares of our common stock (and payment of any accrued and unpaid dividends on the exchangeable shares) at any time after the earlier of (i) the 40th anniversary of our corporate reorganization, (ii) the date on which fewer than 10% of the originally issued exchangeable shares remain outstanding or (iii) the occurrence of certain specified events such as a change of control of us.

•
The right of holders of exchangeable shares to require Lulu Canada to redeem their exchangeable shares and the right of Lulu Canada to redeem the exchangeable shares, both as described above, are subject to the overriding right of Lululemon Callco ULC, our wholly-owned subsidiary, or Callco, to purchase such shares for a price of one share of our common stock for each exchangeable share, together with all declared and unpaid dividends on such exchangeable share.

•	Holders of exchangeable shares will be entitled to vote their shares of special voting stock at meetings of the lululemon stockholders.
Exchange Trust Agreement
In connection with the issuance of exchangeable shares as part of our corporate reorganization in July 2007, we entered into an exchange trust agreement with Lulu Canada and a third party-trustee named therein, or the trustee.
Under the exchange trust agreement, the holders of exchangeable shares may instruct the trustee to exercise the right to require Callco to purchase all outstanding exchangeable shares in certain events. The purchase price payable by Callco for the exchangeable shares will be equal to one share of our common stock for each exchangeable share, together with any accrued and unpaid dividends on the exchangeable share.
In accordance with the terms of the exchangeable share support agreement described below, we will not exercise any voting rights with respect to any exchangeable shares held by us or our subsidiaries, although we may appoint proxy-holders with respect to such exchangeable shares for the sole purpose of attending meetings of the holders of exchangeable shares in order to be counted as part of the quorum for such meetings.
With the exception of administrative changes for the purpose of adding covenants of any or all parties for the protection of the beneficiaries thereunder, making certain necessary amendments or curing or correcting any ambiguity, inconsistent provision, or manifest error (in each case provided that our board of directors and the board of directors of Lulu Canada is of the good faith opinion that such changes or corrections are not prejudicial to the rights or interests of the holders of the exchangeable shares), the exchange trust agreement may not be amended without the approval of the holders of the exchangeable shares given in the manner specified therein.
The trust created by the exchange trust agreement will continue until the earliest to occur of the following events:

•	no outstanding exchangeable shares or shares or rights convertible into or exchangeable for exchangeable shares are held by a beneficiary (other than by us or any of our subsidiaries); and

•	we and Lulu Canada together elect in writing to terminate the exchange trust agreement and such termination is approved by the beneficiaries as set forth in the provisions to the exchangeable shares.
Exchangeable Share Support Agreement
In connection with the issuance of the exchangeable shares as part of our corporate reorganization in July 2007, we also entered into an exchangeable share support agreement with Lulu Canada and Callco. Pursuant to the exchangeable share support agreement, for so long as any exchangeable shares (other than exchangeable shares held by us or any of our subsidiaries) remain outstanding:

•
Lulu Canada and we will take all actions and do all things as are reasonably necessary or desirable to enable and permit it and us, in accordance with applicable law, to perform our respective obligations and complete all such actions and all such things as are necessary or desirable to enable and permit us to deliver or cause to be delivered shares of our common stock to the holders of exchangeable shares who exercise their put rights.

•
Lulu Canada, Callco and we will take all such actions and do all things as are necessary or desirable to enable and permit them and us, in accordance with applicable law, to perform our respective obligations arising upon the exercise by Lulu Canada or Callco of their rights to acquire exchangeable shares, including without limitation all such actions and all such things as are necessary or desirable to enable and permit us to deliver or cause to be delivered shares of our common stock to the holders of exchangeable shares in accordance with the provisions of such rights.

•
Neither we nor Lulu Canada may take any action in order to liquidate, dissolve or wind-up, each a voluntary liquidation, or proceed with any voluntary liquidation, unless the other concurrently takes action to voluntarily liquidate or proceeds with a voluntary liquidation.

We will send to the holders of exchangeable shares, to the extent not already sent to holders of the special voting stock, the notice of each meeting at which our stockholders are entitled to vote, together with the related meeting materials, including without limitation, any circular or information statement. Such mailing will commence on the same day as we send such notice and materials to our stockholders. We will also send to the holders of exchangeable shares copies of all information statements, interim and annual financial statements, reports and other materials that we send to our stockholders at the same time as such materials are sent to our stockholders. We will also use reasonable efforts to obtain and deliver a copy of any materials sent by a third party to our stockholders, including dissident proxy and information circulars (and related information and materials) and tender and exchange offer circulars, as soon as reasonably practicable after receipt of such materials by us or by our stockholders (if such receipt is known by us), to the extent not already sent to holders of the special voting stock.
The exchangeable share support agreement provides that, in the event of any proposed tender offer, share exchange offer, issuer bid, take-over bid or similar transaction with respect to the shares of our common stock which is recommended by our board of directors, we will use all reasonable efforts expeditiously and in good faith to take all actions necessary or desirable to enable and permit holders of exchangeable shares to participate in such transaction to the same extent and on an economically equivalent basis as holders of shares of our common stock, without discrimination.
In order to assist us in complying with our obligations under the exchangeable share support agreement, Lulu Canada and Callco are required to notify us as soon as practicable upon the exercise of their rights to acquire exchangeable shares.
In order to assist Lulu Canada in complying with its obligations under the exchangeable share support agreement, we will notify Lulu Canada as soon as possible upon a proposed declaration by us of any dividend on our shares of common stock and take all such other actions as are reasonably necessary, in cooperation with Lulu Canada, to ensure that the respective declaration date, record date and payment date for a dividend on our shares of common stock shall be the same as the declaration date, record date and payment date for the corresponding dividend on the exchangeable shares, subject to all applicable laws.
Under the exchangeable share support agreement, we have agreed not to exercise any voting rights attached to the exchangeable shares owned by us or any of our subsidiaries on any matter considered at meetings of holders of exchangeable shares. With the exception of administrative changes for the purpose of adding covenants of any or all parties, making certain necessary amendments or curing or correcting any ambiguity, inconsistent provision or manifest error (in each case provided that our board of directors and the boards of directors of Lulu Canada and Callco are of the good faith opinion that such changes or corrections are not prejudicial to the rights or interests of the holders of the exchangeable shares), the exchangeable share support agreement may not be amended without the approval of the holders of the exchangeable shares as provided in the exchangeable share support agreement.
Indemnification and Limitation on Directors’ and Officers’ Liability
As permitted by Section 102 of the Delaware General Corporation Law, our amended and restated certificate of incorporation and bylaws limit the liability of our directors for monetary damages for breach of their fiduciary duties, except for liability that cannot be eliminated under the Delaware General Corporation Law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for any of the following:

•	any breach of their duty of loyalty to the corporation or the stockholder;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	any transaction from which the director derived an improper personal benefit.
This limitation of liability does not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.
As permitted by Section 145 of the Delaware General Corporation Law, our amended and restated certificate of incorporation and our bylaws also provide that we shall indemnify our directors and executive officers and may indemnify our other officers and employees and other agents to the fullest extent permitted by law and that we may advance expenses to our directors, officers and employees in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions. We believe that indemnification under our amended and restated certificate of incorporation and our bylaws covers at least negligence and gross negligence on the part of indemnified parties.
Our amended and restated certificate of incorporation also permits us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether our amended and restated certificate of incorporation or Section 145 of the Delaware General Corporation Law would permit indemnification. We have obtained directors’ and officers’ liability insurance to provide our directors and officers with insurance coverage for losses arising from claims based on breaches of duty, negligence, errors and other wrongful acts.

We also have entered into separate indemnification agreements with each of our directors and certain executive officers, which are in addition to and, in some instances, broader than the indemnification provided for in our charter documents. These agreements, among other things, provide indemnification for expenses, judgments, fines and settlement amounts incurred by the person in any action or proceeding arising out of such person’s services as a director or executive officer or at our request. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.
Anti-Takeover Effects of Provisions of Our Amended and Restated Certificate of Incorporation, Our Bylaws and Delaware Law
Certain provisions of our amended and restated certificate of incorporation and bylaws, and applicable provisions of the Delaware General Corporation Law, may make it more difficult for or prevent a third party from acquiring control of us or changing our board of directors and management. These provisions may have the effect of deterring hostile takeovers or delaying changes in our control or in our management. These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and in the policies furnished by them and to discourage certain types of transactions that may involve an actual or threatened change in our control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy contests. However, these provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts. Such provisions may also have the effect of preventing changes in our management.
Election and Removal of Directors
Our amended and restated certificate of incorporation and bylaws provide for our board of directors to be divided into three classes, with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. The provision for a classified board could prevent a party who acquires control of a majority of our outstanding voting stock from obtaining control of our board of directors until the second annual stockholders meeting following the date the acquiring party obtains the controlling stock interest. The classified board provision could discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us and could increase the likelihood that incumbent directors will retain their positions.
Directors may be removed with cause by the vote of a two-thirds of the shares represented in person or by proxy at a meeting entitled to vote generally in the election of directors, voting as a single class.
Undesignated Preferred Stock
The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change the control of our company. This may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.
No Cumulative Voting
Our amended and restated certificate of incorporation and our bylaws do not provide for cumulative voting in the election of directors. The combination of ownership by a few stockholders of a significant portion of our issued and outstanding common stock and lack of cumulative voting will make it more difficult for our other stockholders to replace our board of directors or for another party to obtain control of us by replacing our board of directors.
Stockholder Meetings
Our charter documents provide that a special meeting of stockholders may be called only by our chairman of the board, one or more co-chairmen of the board, our chief executive officer or our president, or upon a resolution adopted by or affirmative vote of a majority of the board of directors, and not by the stockholders. This may have the effect of preventing a party from calling a meeting with a view to taking action to obtain effective control.
Requirements for Advance Notification of Stockholder Nominations and Proposals
Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of our board of directors. These procedures might preclude our stockholders from proposing business or nominating directors at meetings of our stockholders, and they may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

Elimination of Stockholder Action by Written Consent
Our amended and restated certificate of incorporation eliminates the right of stockholders to act by written consent without a meeting. Forcing a party to take action only at stockholder meetings, which are subject to the procedural rules summarized above, may limit the ability of the party to take action to obtain control of our company.
Size of Board and Vacancies
Our amended and restated certificate of incorporation provides that the number of directors on our board of directors will be fixed exclusively by our board of directors. Newly created directorships resulting from any increase in our authorized number of directors will be filled solely by the vote of our remaining directors in office. Any vacancies in our board of directors resulting from death, resignation or removal from office or other cause will be filled solely by the vote of our remaining directors in office. These provisions restricting the filling of vacancies will prevent a stockholder from increasing the size of our board of directors and gaining control of our board of directors by filling the resulting vacancies with its own nominees.
Exclusive Forum
Our bylaws contain a provision designating the Court of Chancery in the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the district of Delaware) as the sole and exclusive forum for derivative actions or proceedings brought on our behalf, claims for breach of fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders or for any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, our amended and restated certificate of incorporation or our bylaws unless we consent to an alternative forum. This provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and other employees.
Section 203 of the Delaware General Corporation Law
We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that such stockholder became an interested stockholder, with the following exceptions:

•	prior to such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested holder;

•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; and

•
on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines business combination to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•
any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges, or other financial benefits by or through the corporation.
In general, Section 203 defines an interested stockholder as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation or any entity or person affiliated with or controlling or controlled by such entity or person.

Description of Debt Securities
The following description of the terms of the debt securities we may issue sets forth certain general terms and provisions of any debt securities to which any prospectus supplement may relate. The particular terms of debt securities offered by any prospectus supplement and the extent, if any, to which these general terms and provisions may apply to those debt securities will be described in the prospectus supplement relating to the applicable debt securities. The applicable prospectus supplement may also state that any of the terms set forth in this description are inapplicable to such debt securities. This description does not purport to be complete.
General
We may enter into indenture agreements with respect to any debt securities we may offer. We may enter into separate indentures, with different trustees, for our debt securities. We use the term “indentures” to refer to any such indentures we may enter into, and we use the term “trustees” to refer to the trustees under such indentures. The material terms of any indenture governing a series of debt securities will be described in the applicable prospectus or prospectus supplement. The indentures will be qualified under the Trust Indenture Act of 1939, as amended.
If specified in the prospectus supplement or other offering material, certain of our subsidiaries may guarantee such debt securities or we may guarantee debt securities issued by our subsidiaries as described in the prospectus supplement or other offering material relating to the applicable debt securities.
Additional Information
We will describe in any applicable prospectus supplement the following terms relating to a series of debt securities:

•	the title;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of notes in global form, the terms and who the depository will be;

•	the maturity date;

•
the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the notes will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, and the price at which, we may, at our option, redeem the series of notes pursuant to any optional redemption provisions;

•
the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of notes;

•	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

•	whether we will be restricted from incurring any additional indebtedness;

•	a discussion on any material or special United States Federal income tax considerations applicable to the notes;

•	the denominations in which we will issue the series of notes, if other than denominations of $1,000 and any integral multiple thereof; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.
The applicable prospectus supplement will describe the terms of any debt securities offered thereby.

Conversion or Exchange of Debt Securities
Such prospectus or prospectus supplement will also describe, if applicable, the terms on which the debt securities may be converted or exchanged into our common stock, preferred stock or other securities or property. These terms will include whether the conversion or exchange is mandatory and whether it is at our option or is at the option of the holder. The prospectus supplement will describe how the number of shares of common stock, preference shares or other securities or property to be received would be calculated.
Description of Warrants
The following description of the terms of warrants we may issue sets forth certain general terms and provisions of any warrants to which any prospectus supplement may relate. The particular terms of warrants offered by any prospectus supplement and the extent, if any, to which these general terms and provisions may apply to those warrants will be described in the prospectus supplement relating to the applicable warrants. The applicable prospectus supplement may also state that any of the terms set forth in this description are inapplicable to such warrants. This description does not purport to be complete.
We may issue warrants to purchase common stock, preferred stock, debt securities or other securities of lululemon or any other entity or any combination of the foregoing. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. The warrants are to be issued under warrant agreements, or “warrant agreements,” each to be entered into between us and a bank, trust company or other financial institution, as warrant agent, all as described in the prospectus supplement relating to the particular issuance of warrants. The particular terms of any warrants and the related warrant agreement as well as the identity of the warrant agent will be described in the applicable prospectus supplement. The form of warrant agreement, including the form of certificate representing the applicable warrants, or “warrant certificate,” that will be entered into with respect to a particular offering of warrants will be filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or a document that is incorporated or deemed to be incorporated by reference in this prospectus. This summary of some of the terms of the warrant agreements and warrants and the summary of some of the terms of the particular warrant agreement and warrants described in the applicable prospectus supplement are not complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the particular warrant agreement and the related warrant certificate, and you should read those documents for provisions that may be important to you. To the extent that any particular terms of any warrants or the related warrant agreement described in a prospectus supplement differ from any of the terms described in this prospectus, then those particular terms described in this prospectus shall be deemed to have been superseded by that prospectus supplement.
General
The applicable prospectus supplement will include some or all of the following terms of the warrants to be offered:

•	the title and aggregate number of the applicable warrants;

•
the designation, number (or amount) and terms of shares of common stock, preferred stock or debt securities, as the case may be, that may be purchased upon exercise of each warrant and the procedures that will result in the adjustment of those numbers;

•
the exercise price, or the manner of determining the price, at which the common shares, preferred shares or the amount of debt securities, as the case may be, may be purchased upon exercise of each warrant;

•	if other than cash, the property and manner in which the exercise price for the warrants may be paid;

•	any minimum or maximum number of warrants that are exercisable at any one time;

•	the dates or periods during which the warrants may be exercised;

•	the terms of any mandatory or optional redemption provisions relating to the warrants;

•	the terms of any right we have to accelerate the exercise of the warrants upon the occurrence of certain events;

•	whether the warrants will be sold with any other securities, and the date, if any, on and after which those warrants and any other securities will be separately transferable; and

•	any other terms of the warrants.

Exercise of Warrants
Each warrant will entitle the holder to purchase such number of common shares, preferred shares or such amount of debt securities, as the case may be, at such exercise price as shall be set forth in, or shall be determinable as set forth in, the applicable prospectus supplement. Warrants may be exercised at the times and in the manner set forth in the applicable prospectus supplement. The applicable prospectus supplement will specify how the exercise price of any warrants is to be paid, which may include payment in cash or by surrender of other warrants issued under the same warrant agreement (a “cashless exercise”). Upon receipt of payment of the exercise price and, if required, the certificate representing the warrants being exercised properly completed and duly executed at the office or agency of the applicable warrant agent or at any other office or agency designated for that purpose, we will promptly deliver the securities to be delivered upon such exercise.
No Rights as Holders of Shares
Holders of common stock warrants or preferred stock warrants will not be entitled, by virtue of being such holders, to vote, consent or receive notice as holders of our outstanding shares in respect of any meeting of holders of our shares for the election of our directors or any other matter, or to exercise any other rights whatsoever as holders of our shares, or to receive any dividends or distributions, if any, on our shares.
Description of Units
The following description of the terms of units we may issue sets forth certain general terms and provisions of any units to which any prospectus supplement may relate. The particular terms of units offered by any prospectus supplement and the extent, if any, to which these general terms and provisions may apply to those units will be described in the prospectus supplement relating to the applicable units. The applicable prospectus supplement may also state that any of the terms set forth in this description are inapplicable to such units. This description does not purport to be complete.
We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement will describe:

•	the designation and terms of the units and of the other securities comprising the units, including whether and under what circumstances those securities may be traded separately;

•	the terms of the unit agreement governing the units;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or the securities comprising the units;

•	the United States federal income tax considerations relevant to the units; and

•	whether the units will be issued in fully registered global form.
This summary of certain general terms of units and any summary description of units in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all provisions of the applicable unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. The forms of the unit agreements and other documents relating to a particular issue of units will be filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or a document that is incorporated or deemed to be incorporated by reference in this prospectus each time we issue units, and you should read those documents for provisions that may be important to you.
Selling Securityholders
We may register securities covered by this prospectus for re-offers and resales by any selling securityholders to be named in a prospectus supplement. Because we are a well-known seasoned issuer, as defined in Rule 405 of the Securities Act, we may add secondary sales of securities by any selling securityholders by filing a prospectus supplement with the SEC. We may register these securities to permit selling securityholders to resell their securities when they deem appropriate. A selling securityholder may resell all, a portion or none of their securities at any time and from time to time. We may register those securities for sale through an underwriter or other plan of distribution as set forth in a prospectus supplement. See “Plan of Distribution.” Selling securityholders may also sell, transfer or otherwise dispose of some or all of their securities in transactions exempt from the registration requirements of the Securities Act. We may pay all expenses incurred with respect to the registration of the securities owned by the selling securityholders, other than underwriting fees, discounts or commissions, which will be borne by the selling securityholders. We will provide you with a prospectus supplement naming the selling securityholders, the amount of securities to be registered and sold and other terms of the securities being sold by a selling securityholder.
Plan of Distribution
We may sell our securities, and any selling securityholder may offer and sell securities covered by this prospectus, in any one or more of the following ways from time to time:

•	through agents;

•	to or through underwriters;

•	through brokers or dealers;

•
through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	directly by us or any selling securityholders to purchasers, including through a specific bidding, auction or other process; or

•	through a combination of any of these methods of sale.
We will describe in a prospectus supplement the particular terms of the offering of the securities, including the following:

•	the names of any underwriters, dealers or agents;

•	the purchase price of the securities and the net proceeds we will receive from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers;

•	any securities exchanges on which the securities of the series may be listed; and

•	any other information we think is material.
In addition, we and any selling securityholder may sell any securities covered by this prospectus in private transactions or under Rule 144 of the Securities Act rather than pursuant to this prospectus.
We may sell offered securities directly or through agents designated by us from time to time. Any agent in the offer or sale of the securities for which this prospectus is delivered will be named, and any commissions payable by us to that agent will be set forth, in the prospectus supplement. Unless indicated in the prospectus supplement, the agents will have agreed to use their reasonable best efforts to solicit purchases for the period of their appointment.
In connection with the sale of securities covered by this prospectus, broker-dealers may receive commissions or other compensation from us in the form of commissions, discounts or concessions. Broker-dealers may also receive compensation from purchasers of the securities for whom they act as agents or to whom they sell as principals or both. Compensation as to a particular broker-dealer may be in excess of customary commissions or in amounts to be negotiated. In connection with any underwritten offering, underwriters may receive compensation in the form of discounts, concessions or commissions from us or from purchasers of the securities for whom they act as agents. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any underwriters, broker-dealers agents or other persons acting on our behalf that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the securities by them and any discounts, commissions or concessions received by any of those underwriters, broker-dealers agents or other persons may be deemed to be underwriting discounts and commissions under the Securities Act.
In connection with the distribution of the securities covered by this prospectus or otherwise, we or any selling securityholder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with us or any selling securityholder. We or any selling securityholder may also sell securities short and deliver the securities offered by this prospectus to close out our short positions. We or any selling securityholder may also enter into options or other transactions with broker-dealers or other financial institutions that require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect such transaction. We or any selling securityholder may also from time to time pledge our securities pursuant to the margin provisions of our customer agreements with our brokers. Upon our default, the broker may offer and sell such pledged securities from time to time pursuant to this prospectus, as supplemented or amended to reflect such transaction.
At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.
In connection with an underwritten offering, we and any selling securityholder would execute an underwriting agreement with an underwriter or underwriters. Unless otherwise indicated in the revised prospectus or applicable prospectus supplement, such underwriting agreement would provide that the obligations of the underwriter or underwriters are subject to certain conditions precedent, and that the underwriter or underwriters with respect to a sale of the covered securities will be obligated to purchase all of the covered securities, if any such securities are purchased. We or any selling securityholder may grant to the underwriter or underwriters an option to purchase additional securities at the public offering price, less any underwriting discount, as may be set forth in the revised prospectus or applicable prospectus supplement. If we or any selling securityholder grants any such option, the terms of that option will be set forth in the revised prospectus or applicable prospectus supplement.
Underwriters, agents, brokers or dealers may be entitled, pursuant to relevant agreements entered into with us, to indemnification by us or any selling securityholder against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms apart, or to contribution with respect to payments which the underwriters, agents, brokers or dealers may be required to make.
Legal Matters
DLA Piper LLP (US), Seattle, Washington, our outside counsel, will issue an opinion about the legality of any securities we may offer through this prospectus, unless otherwise indicated in the applicable prospectus supplement. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the related prospectus supplement.
Experts
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the annual report on Form 10-K for the 52-week period ended January 31, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

lululemon athletica inc.

July 15, 2016